Exhibit 99.1

Werewolf Therapeutics Reports Third Quarter 2021 Financial Results and Business Update
-Clinical Trial Collaboration with Merck for WTX-124 INDUKINE Program-
-On Track to File Two INDs in First Half of 2022-
Cambridge, Mass., November 10, 2021 – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer, today provided a business update and reported financial results for the quarter ended September 30, 2021.
“Werewolf Therapeutics continues to make significant progress advancing and executing across our pipeline and we are on track to file INDs for our two lead INDUKINE™ product candidates, WTX-124 and WTX-330, in the first half of 2022,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “We have also achieved several important corporate milestones, including the announcement of our clinical trial collaboration and supply agreement with Merck to evaluate WTX-124 in combination with KEYTRUDA®.”
Merck Collaboration: In August 2021, Werewolf announced its entry into a clinical trial collaboration agreement with Merck, known as MSD outside the United States and Canada, to evaluate WTX-124, a systemically-delivered, conditionally activated Interleukin-2 (IL-2) INDUKINE product candidate, in combination with KEYTRUDA (pembrolizumab), Merck’s anti-PD-1 (programmed death receptor-1) therapy. The planned clinical trial will be conducted by Werewolf and is designed to evaluate the safety and preliminary efficacy of WTX-124 as a monotherapy and in combination with KEYTRUDA in patients with solid tumors.
Expanded the Board of Directors: In October 2021, Werewolf appointed Meeta Chatterjee, Ph.D., as a member of the Board of Directors. Dr. Chatterjee brings over 30 years of broad strategic and operational experience in pharmaceutical research and development, mergers and acquisition evaluation, in-licensing, and externalization activities.
Upcoming preclinical presentations at the 36th Annual Meeting of the Society for Immunotherapy of Cancer (SITC) being held November 10-14, 2021 in Washington, DC: Werewolf will present posters on its lead programs WTX-124 (Poster #718), WTX-330 (Poster #715) and WTX-613 (Poster #723) describing the design and preclinical evaluation of Werewolf’s IL-2, IL-12 and IFN-a INDUKINE™ molecules.
Third Quarter 2021 Financial Highlights
•Cash position: As of September 30, 2021, cash and cash equivalents were $170.4 million, compared to $92.6 million as of December 31, 2020. The increase was primarily due to the receipt of $109.2 million in net proceeds from the initial public offering completed in May 2021, offset by operating expenses incurred during the period. Given the strength of its balance sheet, Werewolf expects its existing cash and cash equivalents to enable the funding of its operating expenses and capital expenditure requirements through at least the second quarter of 2023.
•Research and development expenses: Research and development expenses were $9.8 million for the third quarter of 2021, compared to $4.8 million for the same period in 2020. The increase in research and development expenses was primarily due to increased manufacturing, contract research organization, and personnel expenses incurred to advance the Company’s product candidates WTX-124, WTX-330 and WTX-613 and expand research and development activities.
•General and administrative expenses: General and administrative expenses were $4.0 million for the third quarter of 2021, compared to $1.2 million for the same period in 2020. The increase in general and administrative expenses was primarily due to increased personnel, professional services, and other operating costs attributable to operating as a public company.
•Net loss: Net loss was $13.8 million for the third quarter of 2021, compared to $6.1 million for the same period in 2020.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc. is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer. We are leveraging our proprietary PREDATOR™ platform to design conditionally activated molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Our INDUKINE™ molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. Our most advanced product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2), and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. We are continuing preclinical studies for both WTX-124 and WTX-330 and expect to advance each candidate in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risk and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, objectives of management, the expected timeline for submitting investigational new drug applications and its sufficiency of its cash resources constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and our ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; the Company’s ability to obtain sufficient cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the impact of the COVID-19 pandemic on the Company’s business and operations; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$9,787	$4,812	$21,869	$11,355
General and administrative	4,008	1,241	10,334	3,657
Total operating expenses	13,795	6,053	32,203	15,012
Operating loss	(13,795)	(6,053)	(32,203)	(15,012)
Other income (expense)	37	(15)	89	7,374
Net loss	(13,758)	(6,068)	(32,114)	(7,638)
Accretion of redeemable convertible preferred stock to redemption value	—	—	(151,942)	(31)
Net loss attributable to common stockholders	$(13,758)	$(6,068)	$(184,056)	$(7,669)
Net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(6.61)	$(11.89)	$(8.03)
Weighted-average common shares outstanding, basic and diluted	27,188	918	15,485	955
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$170,438	$92,570
Working capital	$166,629	$87,630
Total assets	$178,375	$96,398
Total stockholders’ equity (deficit)	$169,303	$(51,863)

Investor Contact:

Jonathan M. Nugent
Stern IR
212.698.8698
jonathan.nugent@sternir.com

Media Contact:

Amanda Sellers
VERGE Scientific Communications
301.332.5574
asellers@vergescientific.com

Company Contact:

Ellen Lubman
Chief Business Officer
Werewolf Therapeutics
elubman@werewolftx.com